EXHIBIT 10F-5





















                          WPS RESOURCES CORPORATION
                          DEFERRED COMPENSATION PLAN

                          EFFECTIVE JANUARY 1, 1996













                                    -65-
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                          WPS RESOURCES CORPORATION
                          DEFERRED COMPENSATION PLAN


     WPS Resources Corporation Deferred Compensation Plan (the "Plan") has been established effective January 1, 1996 to promote the best interests of WPS Resources Corporation (the "Company") and the stockholders of the Company by (1) attracting and retaining well-qualified persons for service as non-employee directors of the Company and designated subsidiaries or affiliates; and (2) attracting and retaining key management employees possessing a strong interest in the successful operation of the Company and its subsidiaries or affiliates and encouraging their continued loyalty, service and counsel to the Company and its subsidiaries or affiliates. This Plan replaces Deferred Compensation Plans 008, 009, 010 and 011 previously maintained by Wisconsin Public Service Corporation.




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                   ARTICLE I.  DEFINITIONS AND CONSTRUCTION

     Section 1.011  Definitions.  The following terms have the
     --------------------------
meanings indicated below unless the context in which the term is used clearly indicates otherwise:

     (a) "Account" means the record-keeping account or accounts maintained by the Company or a subsidiary or affiliate for each Participant, including to extent applicable to any such Participant, Reserve Account A, Reserve Account B and the Stock Account.

     (b) "Beneficiary" means the person or entity designated by the Participant to be his beneficiary for purposes of this Plan. If a valid designation of Beneficiary is not in effect at the time of the death of a Participant, the estate of the Participant is deemed to be the sole Beneficiary. If a Beneficiary dies while entitled to receive distributions from the Plan, any remaining payments shall be paid to the estate of the Beneficiary. Beneficiary designations shall be in writing, filed with the Secretary, and in such form as the Secretary may prescribe for this purpose.

     (c)  "Board" means the Board of Directors of the Company.

     (d)  "Change of Control" means any of the following events:

             (i)   The shareholders of the Company
                   approve a definitive agreement
                   to merge or consolidate the
                   Company with or into another
                   corporation in a transaction in
                   which neither the Company nor
                   any of its subsidiaries will be
                   the surviving corporation, or to
                   sell or otherwise dispose of all
                   or substantially all of the
                   Company's assets to any
                   corporation, person, other
                   entity or group (other than the
                   Company or any of its
                   subsidiaries);

             (ii)  any corporation, person, other
                   entity or group (other than the
                   Company or any of its
                   subsidiaries or the Wisconsin
                   Public Service Corporation
                   Employee Stock Ownership Plan
                   and Trust or the WPS Resources
                   Corporation Deferred
                   Compensation and Supplemental
                   Benefits Trust) becomes the
                   beneficial owner of stock
                   representing fifteen percent
                   (15%) or more of the voting
                   power of the shares of capital
                   stock of the Company;

             (iii) during any period of two (2)
                   consecutive years, individuals
                   who at the beginning of such
                   period were members of the
                   Board, together with members of
                   the Board whose election by the
                   Board or nomination for election
                   by the Company's shareholders

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                   was approved by a vote of at
                   least two-thirds (2/3) of the
                   directors then still in office,
                   cease for any reason to
                   constitute at least a majority
                   of the Board;

             (iv)  there is a loss of fifteen
                   percent (15%) or more of the
                   customers of Wisconsin Public
                   Service Corporation as a
                   consequence of the exercise of
                   statutorily granted condemnation
                   powers by any governmental
                   entity.

        (e) "Company" means WPS Resources Corporation, a Wisconsin corporation, or any successor corporation.

        (f) "Compensation" means (i) for a Director, the Retainer Fee and (ii) for an Executive the base monthly salary or wage payable by the Company or designated subsidiary or affiliate thereof for services performed, including elective contributions to a Section 125, 129 or 401(k) arrangement or Voluntary Deferrals to this Plan, but excluding extraordinary payments such as overtime, bonuses, meal allowances, reimbursed expenses, termination pay, moving pay, commuting expenses, Mandatory Deferrals to this Plan or other non-elective deferred compensation payments or accruals, stock options, the value of employer-provided fringe benefits or coverage, and any contributions on behalf of the Executive paid by the Company or designated subsidiary or affiliate thereof to a survivor's income benefit plan or any other employee benefit plan within the meaning of ERISA, all determined in accordance with such uniform rules, regulations or standards as may be prescribed by the Compensation Committee.

        (g) "Compensation Committee" means the Compensation Committee of the Board, which functions as the joint Compensation Committee for the Company and for Wisconsin Public Service Corporation.

        (h) "Code" means the Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

        (i) "Director" means a non-employee director of the Company or a non-employee member of the board of directors of a subsidiary or affiliate of the Company who has been designated by the Compensation Committee as covered under or being eligible to participate in the Plan.

        (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

        (k) "Executive" means a common law employee of the Company or any subsidiary or affiliate of the Company who has been designated by the Compensation Committee as covered under or otherwise being eligible to participate in this Plan.

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        (l)  "Mandatory Deferral" means the amount which may from time to time be credited to the Stock Account of an Executive in accordance with Section 3.01 and for which the Executive does not receive the option between receiving such amount as current cash compensation and deferring such amount into the Plan.

        (m) "Participant" means either a Director or Executive who is participating in the Plan and on whose behalf one or more Accounts is maintained.

        (n) "Retainer Fee" means those fees paid by the Company or a subsidiary or affiliate thereof to non-employee directors for services rendered on the Board or any committee of the Board, or for service on the board of directors of a subsidiary or affiliate, including attendance fees and fees for serving as committee chair.

        (o) "Secretary" means the Secretary of the Company (or his delegate).

        (p)  "Trust" means the WPS Resources Corporation Deferred
Compensation and Supplemental Benefits Trust or other funding vehicle which may from time to time be established, as amended and in effect from time to time.

        (q) "Voluntary Deferrals" mean amounts credited, in accordance with a Participant's election, to his Account in lieu of the payment of an equal amount of current Compensation.

        (r) "WPS Resources Stock" means the common stock, $1.00 par value, of the Company.

        (s) "WPS Resources Stock Units" means the hypothetical shares of the common stock, $1.00 par value, of the Company, that may be credited to the Stock Account of an Executive as a result of Mandatory Deferrals or the Stock Account of either a Director or Executive as a result of Voluntary Deferrals.

        Section 1.012.  Construction and Applicable Law.  (a)  Wherever
        -----------------------------------------------
any words are used in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are use in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of articles and sections are for general information only, and the Plan is not to be construed by reference to such items.

        (b) This Plan, as applied to Executives, is intended to be a plan of deferred compensation maintained for a select group of management or highly compensated employees as that term is used in ERISA, and shall be interpreted so as to comply with the applicable requirements thereof. In all other respects, the Plan is to be construed and its validity determined according to the laws of the State of Wisconsin to the extent such laws are not preempted by federal law. In case any provision of the Plan is held illegal or

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invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, but the Plan shall, to the extent possible, be construed and enforced as if the illegal or invalid provision had never been inserted.


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                          ARTICLE II.  PLAN ACCOUNTS

        Section 1.021.  Establishment of Accounts.  One or more of the
        -----------------------------------------
following Accounts will be established in the name of each Participant to reflect that Participant's interest in the Plan:

        (a)  Reserve Account A

        (b)  Reserve Account B

        (c)  Stock Account

        Section 1.022.  Reserve Account A.   (a)  This Account will be
        ---------------------------------
credited with the reserve account balance accumulated by a Participant as of December 31, 1995 under the prior deferred compensation program of Wisconsin Public Service Corporation. Except for attributed earnings as described below, no further "contributions" or credits of any kind will be made to this Account on behalf of a Participant.

        (b) As of the end of each Plan Year, the Account will be credited with an interest equivalent on the balance in the Account from time to time during the year. The annual interest equivalent will be the sum (on a non-compounded basis) of the attributed earnings for each month during the year based on the Account balance as of the last day of the month. Unless modified by the Compensation Committee, the interest equivalent rate for any month will be the greater of:

             (i)   one-half of one percent (0.5%); or

             (ii)  one-twelfth (1/12) of the return
                   on common shareholders' equity
                   (ROE).  For the months of April
                   through September, ROE means the
                   consolidated return on equity of
                   the Company and all subsidiaries
                   and affiliates for the twelve
                   (12) months ended on the
                   preceding March 31 as calculated
                   pursuant to the Company's
                   standard accounting procedure
                   for financial reporting to
                   shareholders.  For the months
                   October through March, ROE means
                   return on equity as described
                   above for the twelve (12) months
                   ended on the preceding September
                   30.

        (c) The Compensation Committee may revise the interest equivalent rate described in Section 2.02(b) above or the manner in which it is calculated, but in no event shall the rate be less than six percent (6%) per annum. Any such revised rate shall be effective with the calendar month following such action by the Compensation Committee.

        (d) Notwithstanding Section 2.02(b) and (c), in the event of a Change in Control, the minimum rate of interest equivalent shall be the greater of (A) six percent (6%) per annum, or (B) for each month for which attributed earnings are required to be calculated, a rate


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equal to two (2) percentage points above the prime lending rate at
Firstar Bank Milwaukee, Milwaukee, Wisconsin as of the last business day of that month.

        Section 1.023.  Reserve Account B.  (a)   This Account shall be
        ---------------------------------
credited with Voluntary Deferrals made after December 31, 1995 which a Participant elects to allocate to this Account or that are otherwise allocated to this Account in accordance with Section 3.02(c)(ii).

        (b) As of the end of each Plan Year, the Account will be credited with an interest equivalent on the balance in the Account from time to time during the year. The annual interest equivalent will be the sum (on a non-compounded basis) of the attributed earnings for each month during the year based on the Account balance as of the last day of each month. Unless modified by the Compensation Committee, the interest equivalent rate for any month will be the greater of:

             (i)   one-half of one percent (0.5%); or

             (ii)  seventy percent (70%) of one-
                   twelfth (1/12) of the return on
                   common shareholders equity
                   (ROE).  For the months of April
                   through September, ROE means the
                   consolidated return on equity of
                   the Company and all subsidiaries
                   or affiliates for the twelve
                   (12) months ended on the
                   preceding March 31 as calculated
                   pursuant to the Company's
                   standard accounting procedure
                   for financial reporting to
                   shareholders.  For the months
                   October through March, ROE means
                   return on equity as described
                   above for the twelve (12) months
                   ended on the preceding September
                   30.

        (c) The Compensation Committee may revise the interest equivalent rate described in Section 2.03(b) above or the manner in which it is calculated, but in no event shall the rate be less than six percent (6%) per annum. Any such revised rate shall be effective with the calendar month following such action by the Compensation Committee.

        (d) Notwithstanding Section 2.03(b) and (c), in the event of a Change in Control, the minimum rate of interest equivalent shall be the greater of (A) six percent (6%) per annum, or (B) for each month for which attributed earnings are required to be calculated, a rate equal to two (2) percentage points above the prime lending rate at Firstar Bank Milwaukee, Milwaukee, Wisconsin as of the last business day of that month.

        Section 1.024.  Stock Account.  (a)  This Account shall be
        -----------------------------
credited with all Mandatory Deferrals made after December 31, 1995 and those Voluntary Deferrals made after December 31, 1995 which a


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Participant, in accordance with Section 3.02(c)(ii), elects to allocate to this Account.

        (b) As of the end of each month, all Voluntary and Mandatory Deferrals made by or on behalf of a Participant during that month and allocated to the Participant's Stock Account (the "Convertible Amount") shall be converted, for record-keeping purposes, into whole and fractional WPS Resources Units, with fractional units calculated to four decimal places. The conversion shall be accomplished by dividing each Participant's Convertible Amount by the average purchase price of all shares of WPS Resources Stock purchased during that month by or on behalf of the Trust and the WPS Resources Corporation Dividend Reinvestment and Stock Purchase Plan. Likewise, any dividends that would have been payable on the WPS Resources Stock Units credited to a Participant's Stock Account had such Units been actual shares of WPS Resources Stock shall be converted, for record-keeping purposes, into whole and fractional WPS Resources Stock Units based on the average purchase price of all shares of WPS Resources Stock purchased by or on behalf of the Trust and the WPS Resources Corporation Dividend Reinvestment and Stock Purchase Plan during the month in which the dividend is paid.

        Section 1.025.  Accounts are For Record-keeping Purposes Only.
        -------------------------------------------------------------
The Plan Accounts described in this Article II above serve solely as a device for determining the amount of benefits accumulated by a Participant under the Plan, and shall not constitute or imply an obligation on the part of the Company (or a subsidiary or affiliate thereof) to fund such benefits. In any event, the Company (or a subsidiary or affiliate thereof) may, in its discretion, set aside assets equal to part or all of such account balances and invest such assets in Company stock, life insurance or any other investment deemed appropriate. Any such assets, including WPS Resources Stock and any other assets held under the Trust, shall be and remain the sole property of the Company (or a subsidiary or affiliate thereof) and except to the extent that the Trust authorizes a Participant to exercise voting rights with respect to WPS Resources Stock held in the Trust, a Participant shall have no proprietary rights of any nature whatsoever with respect to such assets.



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               ARTICLE III.  MANDATORY AND VOLUNTARY DEFERRALS

        Section 1.031.  Mandatory Deferrals.  The Compensation
        ----------------------------------
Committee may, from time to time, authorize a Mandatory Deferral to be made on behalf of covered Executives. The authorization of any such contribution, the Executives entitled to the contribution, and the amount to be credited to each eligible Executive, shall be determined by the Compensation Committee in its sole discretion; provided that the maximum Mandatory Deferral for any year shall not exceed thirty percent (30%) of an Executive's Compensation for the year. Any Mandatory Deferral will be credited to an eligible Executive's Stock Account and converted into WPS Resources Stock Units in accordance with Section 2.04.

        Section 1.032.  Election to Make Voluntary Deferrals.  (a)  A
        ---------------------------------------------------
Participant may elect to make Voluntary Deferrals by submitting a properly completed and signed election form to the Secretary on or before December 20, 1995. If the Participant so elects, Voluntary Deferrals will commence with respect to Compensation earned by a Participant on or after January 1, 1996. Notwithstanding the foregoing, if, as of January 1, 1996, the Participant has in effect an election under the prior deferred compensation program maintained by Wisconsin Public Service Corporation and does not file an election with the Secretary in accordance with this Section 3.02(a), the prior election shall be deemed the Participant's initial election under this Plan.

        (b) If a Director or Executive first becomes eligible to participate in the Plan following the election period described in
Section 3.02(a) above (such as, for example, a Director who commences service or an Executive who is newly designated by the Compensation Committee as being eligible) the initial deferral election may be made within thirty (30) days of the date that such person first becomes eligible under the Plan, and shall be effective with respect to Compensation earned by the Participant in the month following the month during which the deferral election is made.

        (c) A Participant's election shall be in such form as the Secretary may prescribe, and shall specify:

             (i)   The percentage or dollar amount
                   of Compensation to be deferred
                   as a Voluntary Deferral.  A
                   Director may elect to defer all
                   or any part of his Compensation,
                   in whole dollar amounts or in
                   increments of one percent (1%).
                   An Executive may, without the
                   consent of the Compensation
                   Committee, elect to defer a
                   portion of his Compensation, in
                   whole dollar amounts or in
                   increments of one percent (1%),
                   provided that the amount or
                   percentage elected does not
                   exceed thirty percent (30%) of


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                   the Executive's Compensation.
                   An Executive may elect to defer
                   more than thirty percent (30%)
                   of Compensation only if the
                   Compensation Committee has
                   approved the Executive's
                   specific deferral percentage or
                   amount.

             (ii)  Whether the Voluntary Deferrals
                   are to be credited to the
                   Participant's Reserve Account
                   (Reserve Account B) or the
                   Participant's Stock Account.  If
                   the Participant desires to
                   allocate Voluntary Deferrals to
                   both his Reserve and Stock
                   Accounts, the election must
                   further specify the portion of
                   the Voluntary Deferrals, in
                   whole dollar amounts or in
                   increments of one percent (1%),
                   to be allocated to each Account.
                   Notwithstanding anything to the
                   contrary herein, Voluntary
                   Deferrals in excess of thirty
                   percent (30%) of an Executive's
                   Compensation shall be credited
                   to Reserve Account B, and the
                   Executive's election under this
                   Section 3.02(c)(ii) shall not
                   apply to any such amounts.

        (d) An election shall be deemed made only when it is received by the Secretary, and shall remain in effect until modified by the Participant in accordance with Section 3.03 below or otherwise revoked in accordance with Plan rules.

        Section 1.033.  Revision or Modification of Voluntary Deferral
        -------------------------------------------------------------
Election.  (a)  A Participant's initial election under Section 3.02
- --------
(including an election not to make Voluntary Deferrals) shall remain in effect from year to year unless revised or modified by the Participant in accordance with this Section 3.03 or otherwise revoked in accordance with Plan rules.

        (b) Except as provided in Section 3.03(c) below with respect to a Participant who is subject to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), a Participant may modify his then current election (including an election not to make Voluntary Deferrals) by filing a revised election form, properly completed and signed, with the Secretary. The revised election will be effective with respect to Compensation earned on and after the first day of the month that is coincident with or next following the date on which it is received by the Secretary.

        (c) A Participant who is subject to Section 16 of the Exchange Act may modify his then current election (including an election not to make Voluntary Deferrals) by filing a revised election form, properly completed and signed, with the Secretary. The revised election will be effective with respect to Compensation earned on or after the first day of the month that is at least six (6) months after the revised election is received by the Secretary. This Section 3.03(c) shall become effective on or after the mandatory effective date for complying with "New Rule 16b-3" [SEC Release No. 34-34513 (August 10, 1994)].


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        (d)  An election shall be deemed revised in accordance with this Section 3.03 only when the revised election is received by the Secretary, and once effective, the revised election shall remain in effect until further revised in accordance with this Section 3.03 or otherwise revoked in accordance with Plan rules. Revised elections are prospectively effective with respect to Compensation earned on or after the applicable effective date described in Section 3.03(b) and
(c) above. A revised election does not operate to modify or otherwise reallocate the amounts deferred prior to the effective date of the revised election.

        Section 1.034.  Involuntary Termination of Voluntary Deferral
        ------------------------------------------------------------
Elections.  A deferral election shall be automatically revoked upon
- ---------
termination of service as a Director (in the case of a Director) or termination of employment (in the case of an Executive). In addition, an Executive's deferral election shall terminate on the first day of the Plan Year following the date that the Compensation Committee determines that the Executive is no longer eligible to participate in the Plan, including any such action that may be necessary in order for the Plan to qualify under ERISA, with respect to Executive employees, as a plan of deferred compensation for a select group of management or highly compensated employees.

        Section 3.05.  Elections by Participants Subject to Section
        -----------------------------------------------------------
16.  All elections made under this Article III by Participants subject
- --
to Section 16 of the Exchange Act are "irrevocable" and will remain in effect until another "irrevocable" election becomes effective.





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               ARTICLE IV.  DISTRIBUTION OF RESERVE ACCOUNT A,
                     RESERVE ACCOUNT B AND STOCK ACCOUNTS

        Section 1.041.  Distribution Election.  (a)  The distribution
        ------------------------------------
election (if any) made by a Participant under the Company's prior deferred compensation program shall be his distribution election under this Plan unless and until modified in accordance with Section 4.02 below.

        (b) A new Participant shall, at the time he commences participation in the Plan, make a distribution election with respect to his Account. The election shall be in such form as the Secretary may prescribe, and shall specify:

             (i)   Unless the Participant has
                   selected a later commencement
                   date, distribution of a
                   Participant's Accounts will
                   commence within 60 days
                   following the end of the
                   calendar year in which occurs
                   the Participant's retirement or
                   termination of employment or
                   service.  For purposes of this
                   Plan, a participating Executive
                   who is disabled shall be deemed
                   to have retired or terminated at
                   the conclusion of benefits under
                   all disability income plans
                   sponsored by the Company or a
                   subsidiary or affiliate or to
                   which the Company or a
                   subsidiary or affiliate
                   contributes.  Further, a
                   participating Executive who
                   ceases employment with the
                   Company or a subsidiary or
                   affiliate in connection with an
                   early retirement (reduction in
                   force) program sponsored by the
                   Company or a subsidiary or
                   affiliate shall, if a
                   participant in the Wisconsin
                   Public Service Administrative
                   Employees Retirement Plan, be
                   deemed to have retired upon
                   commencement of retirement
                   benefits under such plan.

             (ii)  Distributions will be made in 3,
                   6, 9, 12 or 15 annual
                   installments, as elected by the
                   Participant.

             (iii) In the event of the
                   Participant's death, the
                   Participant's remaining
                   undistributed interest will be
                   distributed to the Beneficiary
                   designated by the Participant in
                   either a single sum payment or
                   in installments, as elected by
                   the Participant.  If the
                   Participant has elected that


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                   death benefits be paid in a
                   single sum, the payment shall be
                   made no later than March 1
                   following the calendar year in
                   which occurs the Participant's
                   death.  If the Participant has
                   elected that death benefits be
                   paid in installments, (A) any
                   installments previously
                   commenced to the Participant
                   shall continue to the
                   Beneficiary, and (B) if
                   installment distributions had
                   not commenced as of the date of
                   the Participant's death,
                   payments over the installment
                   period elected by the
                   Participant shall commence to
                   the Beneficiary no later than
                   March 1 following the calendar
                   year in which occurs the
                   Participant's death.

        (c) A distribution election shall be deemed made only when it is received by the Secretary, and shall remain in effect until modified by the Participant in accordance with Section 4.02 below or otherwise revoked in accordance with Plan rules.

        Section 1.042.  Modified Distribution Election.  A Participant
        ---------------------------------------------
may from time to time modify his distribution election by filing a revised distribution election, properly completed and signed, with the Secretary. However, a revised distribution election will be given effect only if the Participant remains employed by (or in the case of a Director, continues service on the Board or the board of directors of a subsidiary or affiliate) for twenty-four (24) consecutive months following the date that the revised election is received by the Secretary.

        Section 1.043.  Calculation of Annual Distribution Amount.  (a)
        ---------------------------
For any Participant who commenced distributions prior to January 1, 1996 under the terms of the prior deferred compensation program maintained by Wisconsin Public Service Corporation, distribution will continue to be calculated under the distribution method applicable to such Participant at the time his distributions commenced.

        (b) For any Participant whose distribution commencement date is after December 31, 1995, the annual distribution amount will be determined by aggregating the Participant's interest in Reserve Account A, Reserve Account B and the Stock Account and dividing this sum by the number of installment payments remaining to be made under the distribution period selected by the Participant.

             (i)   The Participant's interest in
                   Reserve Account A and Reserve
                   Account B for any distribution
                   year shall be the balance in
                   such accounts (if any) as of
                   January 1 of that year.

             (ii)  The Participant's interest in
                   the Stock Account for any
                   distribution year shall equal
                   the number of WPS Resources
                   Stock Units credited to such
                   account on January 1 of the year
                   in which the distribution is
                   being made (disregarding any
                   fractional units) multiplied by
                   the closing price of WPS
                   Resources Stock on January 21 of
                   that year as reported in the
                   Wall Street Journal's New York


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                   Stock Exchange Composite
                   Transactions listing.  If
                   January 21 falls on a Saturday,
                   Sunday or holiday, the
                   calculation will be made on the
                   immediately preceding business
                   day.

        (c) The amount of any distribution will be charged pro-rata against a Participant's Accounts.

        Section 1.044.  Form and Time of Distribution.   (a)  The
        ---------------------------------------------
portion of the annual distribution amount that is attributable to Reserve Account A and/or Reserve Account B shall be distributed in cash. The portion of the annual distribution amount that is attributable to the Stock Account shall be distributed in cash and/or whole shares of WPS Resources Stock as determined by the Compensation Committee in its sole discretion. Subject to adjustment as provided in paragraph (d) of this Section 4.04, the total number of authorized but previously unissued shares of WPS Stock which may be distributed to Participants pursuant to the Plan shall be one hundred thousand (100,000), which number shall not be reduced by or as a result of
(i) any cash distributions pursuant to the Plan or (ii) the distribution to Participants pursuant to the Plan of any outstanding shares of WPS Stock purchased by or on behalf of the Trust.

        (b) WPS Resources Stock distributed to a Participant shall be distributed on January 22 (or if January 22 falls on a Saturday, Sunday or holiday, the immediately following business day). For distribution and tax reporting purposes, the value of WPS Resources Stock distributed shall equal the number of shares distributed multiplied by the closing price of WPS Resources Stock on January 21 (or if January 21 falls on a Saturday, Sunday or holiday, the immediately preceding business day) of the year in which the distribution is being made as reported in the Wall Street Journal's New York Stock Exchange Composite Transaction listing. The cash portion of any distribution will be made no later than March 1 of the year for which the distribution is being made.

        (c) The amount actually distributed to the Participant will be reduced by applicable income tax withholding. Unless the Participant has made a contrary election, income tax on the entire annual distribution amount will be withheld from the cash portion of the distribution, and WPS Resources Stock will be used to satisfy withholding obligations only to the extent that the cash portion of the distribution is insufficient for this purpose. In the case of a Participant who is subject to Section 16 of the Securities Exchange Act of 1934, the Participant's election must be received by the Secretary at least six (6) months prior to the date on which the WPS Resources Stock is distributed.

        (d) In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affecting WPS Stock, such adjustment shall be made in the number and class of shares which may be distributed pursuant to the Plan as may be determined to be appropriate and equitable by the Compensation Committee in its sole discretion.

              ARTICLE V.  SPECIAL DEATH BENEFIT FOR PARTICIPANTS
            WHO DIE WHILE MAKING VOLUNTARY AND MANDATORY DEFERRALS

        Section 1.051.  Eligibility.  If an Executive who is employed
        ---------------------------
by Wisconsin Public Service Corporation at the Vice President level or above (excluding Assistant Vice Presidents) dies prior to attainment of age sixty-five (65) and while employed by Wisconsin Public Service Corporation, and if at the time of the Executive's death Voluntary or Mandatory Deferrals were being made by or on behalf of the Executive, then a special death benefit shall be paid to the Executive's Beneficiary. This special death benefit is in addition to any other death benefit payable under the Plan.

        Section 1.052.  Calculation of Special Death Benefit Amount.
        -----------------------------------------------------------
The special death benefit shall be an amount equal to the sum of the
(a), (b), (c) and (d) below.

        (a) The difference between (i) the amount of Voluntary and Mandatory Deferrals that would have been made by or on behalf of the Executive during the month in which occurs the Executive's death, assuming, for this purpose that the Participant had lived, and
(ii) the amount of Voluntary and Mandatory Deferrals actually made during such month;

        (b) The product obtained by multiplying (i) the amount of Voluntary and Mandatory Deferrals made by or on behalf of the Executive during the month prior to the month in which occurs the Executive's death, and (ii) the number of full calendar months, inclusive, from the month following the month in which occurs the Executive's death to the month preceding the month in which the Executive would have attained age sixty-five (65) had he lived;

        (c) In the event the Executive's birthday is other than the first day of a calendar month, for the month in which the Executive would have attained age sixty-five (65), the product obtained by multiplying (i) the amount of Voluntary and Mandatory Deferrals made by or on behalf of the Executive during the month prior to the month in which occurs the Executive's death, and (ii) a fraction, the numerator of which is the number of days in such month prior to the Executive's sixty-fifth (65th) birthday and the denominator of which is the total number of days in the month;

        (d) A projected earnings factor equal to the amount of interest equivalent that would have accumulated on the amounts described in (a), (b) and (c) above. The projected earnings factor shall be calculated using the interest equivalent rate that was in effect under Reserve Account B for the month prior to the month in
which occurs the Executive's death   The calculation shall assume that
the Voluntary and Mandatory Deferrals described in (a), (b) and (c) above were credited to Reserve Account B on a monthly basis assuming that the Executive had lived and continued to make Voluntary and Mandatory Deferrals. The interest equivalent shall be compounded in the same manner as the Executive's actual Reserve Account balance, i.e., the annual interest equivalent, calculated as of the end of each
- ---

Plan Year, will be the sum (on a non-compounded basis) of the attributed earnings for each month during the year based on the Account balance as of the last day of the month.

        Section 5.03.  Payment of Special Death Benefit.  (a)  The
        -----------------------------------------------
special death benefit calculated in accordance with Section 5.02 above shall be paid to the Executive's Beneficiary in fifteen (15) annual installments, with the first installment commencing within sixty (60) days of the Executive's death. The benefit calculated under Section
5.02 is a fixed amount which does not accrue earnings or interest equivalent on the undistributed balance.

                 ARTICLE VI.  SUPPLEMENTAL RETIREMENT BENEFIT

        Section 1.061.  Supplemental Retirement Benefit.  In the case
        -----------------------------------------------
of an Executive who is employed by Wisconsin Public Service Corporation at the Vice President level or above (excluding Assistant Vice Presidents), Wisconsin Public Service Corporation shall provide the Executive with a supplemental retirement benefit if the Executive retires from Wisconsin Public Service Corporation either:

        (a)  at age sixty (60) or later; or

        (b) prior to age sixty (60) with the written approval of the Board and the Chief Executive Officer of Wisconsin Public Service
Corporation.

        Section 1.062.  Amount of Supplemental Benefit.  (a)  The
        ----------------------------------------------
Company agree to pay to any Executive who qualifies for the supplemental retirement benefit under Section 6.01 above a monthly amount equal to the "applicable percentage" of the Executive's
"average monthly compensation".

        (b) The "applicable percentage" shall be twenty percent (20%) in the case of an Executive employed at the Senior Vice President level or above, and ten percent (10%) in the case of an Executive employed at the Vice President level.

        (c) The Executive's "average monthly compensation" is the Executive's "compensation", expressed on a monthly basis, during whichever period of thirty-six (36) consecutive months of employment produces the highest average. For this purpose, "compensation" shall have the same meaning as under the Wisconsin Public Service Corporation Administrative Employees' Retirement Plan with the exception that (i) Voluntary Deferrals and Mandatory Deferrals made by or on behalf of the Executive during the relevant period will be included in the Executive's compensation and (ii) the compensation limitation specified in Section 401(a)(17) of the Internal Revenue Code shall not apply.

        Section 1.063.  Commencement and Duration of Supplemental
        ---------------------------------------------------------
Retirement Benefits.  Monthly payments calculated in accordance with
- -------------------
Section 6.02 above will commence to the Executive with a payment for the month following the month in which the Executive retires and shall continue until the earlier to occur of (a) the Executive's death, or
(b) one hundred twenty (120) monthly payments have been made.

        Section 1.064.  Death Prior to Receipt of 120 Monthly Payments.
        ---------------------------------------------------------------
If the Executive dies after retirement but before receipt of 120 payments, Wisconsin Public Service Corporation shall pay to the Participant's surviving spouse monthly payments equal to fifty percent (50%) of the amount of the benefit that was being paid to the Executive. This benefit will commence with a payment for the month following the month in which occurs the death of the Executive and shall continue until the earlier to occur of (a) the month in which occurs the death of the surviving spouse, or (b) a total of one hundred twenty (120) monthly payments have been made to either the Executive or the surviving spouse.

        Section 6.05.  Death Prior to Retirement.  If the Executive
        ----------------------------------------
dies prior to retirement, Wisconsin Public Service Corporation shall pay to the Participant's surviving spouse monthly payments equal to fifty percent (50%) of the amount that would have been paid to the Executive had he lived, but calculated without assuming any salary increases. This benefit will commence with a payment for the month following the month in which occurs the death of the Executive and shall continue until the earlier to occur of (a) the month in which occurs the death of the surviving spouse, or (b) one hundred twenty
(120) monthly payments have been made.

        ARTICLE VII.  PROTECTION OF QUALIFIED RETIREMENT PLAN BENEFIT

        Section 1.071.  Retirement Plan Supplement.  (a)  In the case
        -----------------------------------------
of an Executive who is employed by Wisconsin Public Service Corporation, Wisconsin Public Service Corporation shall pay to an Executive during his lifetime, and if applicable, to his surviving spouse following the Executive's death, a monthly amount equal to the difference between:

             (i)   The monthly benefit that would
                   have been payable to or on
                   behalf of the Executive under
                   the Wisconsin Public Service
                   Corporation Administrative
                   Employees' Retirement Plan
                   ("Retirement Plan") had the
                   Executive's (A) compensation for
                   Retirement Plan purposes been
                   calculated prior to reduction
                   for Voluntary and Mandatory
                   Deferrals made to this Plan and
                   without regard to the
                   compensation limitation
                   described in Section 401(a)(17)
                   of the Code, and (B) benefit
                   been calculated without regard
                   to the maximum benefit
                   limitation described in Section
                   415 of the Internal Revenue
                   Code; and

             (ii)  The monthly benefit actually
                   payable to or on behalf of the
                   Executive under the Retirement
                   Plan.

        (b) Payments under this Section 7.01 shall cease when all benefits payable to or on behalf of the Executive under the Retirement Plan are discontinued.

           ARTICLE VIII.  RULES WITH RESPECT TO WPS RESOURCES STOCK
                        AND WPS RESOURCES STOCK UNITS

        Section 1.081.  Transactions Affecting WPS Resources Stock.  In
        -----------------------------------------------------------
the event of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting WPS Resources Stock, appropriate adjustments shall be made to the WPS Resources Stock Units (if any) credited to the Stock Account of each Participant.

        Section 1.082.  No Shareholder Rights With Respect to WPS
        ---------------------------------------------------------
Resources Stock Units.  Participants shall have no rights as a
- ----------------------
stockholder pertaining to WPS Resources Stock Units credited to their Stock Account. No WPS Resources Stock Unit nor any right or interest of a Participant under the Plan in any WPS Resources Stock Unit may be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder with respect to any WPS Resources Stock Unit are exercisable during the Participant's lifetime only by him or his guardian or legal representative.

                       ARTICLE IX.  GENERAL PROVISIONS

        Section 1.091.  Administration.  The Compensation Committee,
        -------------------------------
with the assistance of the Secretary, shall administer and interpret the Plan and supervise preparation of Participant elections, forms, and any amendments thereto. Interpretation of the Plan shall be within the sole discretion of the Compensation Committee and shall be final and binding upon each Participant and Beneficiary. The Compensation Committee, and the Secretary with respect to matters assigned to him under this Plan or delegated to him by the Compensation Committee, may adopt and modify rules and regulations relating to the Plan as it deems necessary or advisable for the administration of the Plan. If the Secretary shall also be a Participant or Beneficiary, any determinations affecting the Secretary's participation in the Plan shall be made by the Compensation Committee.

        Section 1.092.  Compliance With Securities Exchange Act.
        -------------------------------------------------------
Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Securities Exchange Act of 1934. The Plan shall be construed by the Compensation Committee so that transactions under the Plan will be exempt from
Section 16 of the Exchange Act pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission.

        Section 1.093.  Participant Rights Unsecured.  (a)  The right
        ---------------------------------------------
of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim, and neither the Participant nor any Beneficiary shall have any rights in or against any amount credited to his Account or any other specific assets of the Company or any subsidiary or affiliate thereof. The right of a Participant or Beneficiary to the payment of benefits under this Plan shall not be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder are exercisable during the Participant's lifetime only by him or his guardian or legal representative.

        (b) The Company may authorize the creation of a trust or other arrangements to assist the Company in meeting the obligations created under the Plan. However, any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No obligation of the Company or any subsidiary or affiliate thereof shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any subsidiary or affiliate thereof. Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or a subsidiary or affiliate thereof and any Participant or Beneficiary, or any other person.

        Section 1.094.  Income Tax Withholding.  Subject to Section
        --------------------------------------
4.04(c), no later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes, the Participant shall pay to the Company (or a subsidiary or affiliate), or make arrangements satisfactory to the Company (or a subsidiary or affiliate) regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.

        Section 1.095.  Establishment, Amendment or Termination of
        ----------------------------------------------------------
Plan.  (a)  The Plan will become effective on January 1, 1996 subject
- ----
to approval by a majority of the votes cast at a duly held meeting of the Company's stockholders at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

        (b) There shall be no time limit on the duration of the Plan. The Board may, at any time, amend or terminate the Plan without the consent of the Participants or Beneficiaries, provided, however, that no amendment or termination may reduce any Account balance accrued on behalf of a Participant based on deferrals already made, or divest any Participant of rights to which he would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment. This Section shall not, however, restrict the right of the Board to cause all Accounts to be distributed in the event of Plan termination. In addition, no amendment may become effective until stockholder approval is obtained if the amendment as it relates to Participants subject to Section 16 of the Exchange Act would require shareholder approval under Rule 16b-3 or any successor provision.

        Section 1.096.  Administrative Expenses.  Costs of establishing
        ---------------------------------------
and administering the Plan will be paid by the Company or its subsidiaries or affiliates.

        Section 1.097.  Effect on Other Employee Benefit Plans.
        -------------------------------------------------------
Voluntary and mandatory Deferrals credited to a Participant's Account under this Plan shall not be considered "compensation" for the purpose of computing benefits under any qualified retirement plan maintained by the Company or any subsidiary or affiliate thereof, but shall be considered compensation for welfare benefit plans, such as life and disability insurance programs sponsored by the Company.

        Section 1.098.  Successor and Assigns.  This Plan shall be
        --------------------------------------
binding upon and inure to the benefit of the Company and its designated subsidiaries or affiliates, their successors and assigns and the Participants and their heirs, executors, administrators, and legal representatives.